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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.

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COLLECTION PERIOD: NOVEMBER 1999
DISTRIBUTION DATE: 12/20/99

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                          Per $1,000 of Original
                                                                                                                  Class A/Class B
                                                                                                                Certificate Amount
                                                                                                            -----------------------
   (i) Principal Distribution
       ----------------------
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         Class A Amount                                                        $11,335,504.58                          $17.252922
         Class B Amount                                                           $534,133.74                           $17.252922

  (ii) Interest Distribution
       ---------------------
         Class A Amount                                                           $912,580.96                           $1.388971
         Class B Amount                                                            $43,001.20                           $1.388971

 (iii) Monthly Servicing Fee                                                      $157,947.46                           $0.229582
       ---------------------                                                      -----------
         Monthly Supplemental Servicing Fee                                             $0.00                           $0.000000
         Class A Percentage of the Servicing Fee                                  $150,839.82                           $0.229582
         Class A Percentage of the Supplemental Servicing Fee                           $0.00                           $0.000000
         Class B Percentage of the Servicing Fee                                    $7,107.64                           $0.229582
         Class B Percentage of the Supplemental Servicing Fee                           $0.00

  (iv) Class A Principal Balance (end of Collection Period)                   $169,672,289.32
       Class A Pool Factor (end of Collection Period)                              25.824548%
       Class B Principal Balance (end of Collection Period)                     $7,995,029.59
       Class B Pool Factor (end of Collection Period)                              25.824548%

   (v) Pool Balance (end of Collection Period)                                $177,667,318.91

  (vi) Class A Interest Carryover Shortfall                                             $0.00
       Class A Principal Carryover Shortfall                                            $0.00
       Class B Interest Carryover Shortfall                                             $0.00
       Class B Principal Carryover Shortfall                                            $0.00

 (vii) Amount Otherwise Distributable to the Seller that is
       Distributed to Either the Class A or Class B Certificateholders                  $0.00                           $0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                         $6,879,784.34
         Class B Amount                                                                 $0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by
       the Seller or the Servicer                                                       $0.00

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